UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 11, 2025

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

14155 Pine Island Drive, Jacksonville, FL		32224
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 11, 2025, LFTD Partners Inc. (“LIFD”) formally notified the counterparties to the following Letters of Intent, each dated as of February 19, 2025, that such Letters of Intent have been terminated, effective immediately:

1.Letter of Intent – Sustainable Innovations Inc. and Marijuana Subsidiaries

2.Letter of Intent – TMD Ventures, LLC

3.Letter of Intent – Sustainable Properties, LLC and Affiliates

4.Letter of Intent – Sustainable Growers, LLC and Affiliates

5.Letter of Intent – Boards of Directors and Executives

After extensive review and negotiations, LIFD determined that the conditions, expectations, and objectives underlying the Letters of Intent could not reasonably be satisfied on acceptable terms. As a result, LIFD has elected to terminate all such Letters of Intent in accordance with their respective termination provisions.

The termination applies to all related transactions and agreements contemplated under the aforementioned Letters of Intent, which are now considered null and void with no further force or effect. LIFD will not proceed with any of the transactions contemplated by the terminated Letters of Intent.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1	Letter from LFTD Partners Inc. dated April 11, 2025, terminating Letters of Intent with Sustainable parties.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LFTD PARTNERS INC.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated: April 15, 2025